STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of October 21, 2004 (this "Agreement"), between KOK, SIN KEUNG (the "Seller") and MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED, a corporation organized under the laws of the State of New York (the "Purchaser").

                                   BACKGROUND

      The Seller and Top Team Holdings Limited, a British Virgin Islands corporation and indirect wholly-owned subsidiary of the Purchaser ("Top Team"), formed Ming Hua Environmental Protection Science and Technology Limited, a Hong Kong corporation ("Ming Hua EPST"). Top Team is the owner of 57% of the equity of Ming Hua EPST and the Seller is the owner of the remaining 43% of the equity (the "Equity") of Ming Hua EPST.

      Ming Hua EPST is the sole owner of each of Good View Bus Manufacturing (Holdings) Company Limited ("Good View") and Eagle Bus Development Limited ("Eagle"), both corporations organized under the laws of the People's Republic of China. Good View and Eagle collectively own approximately 90% of Guangzhou City View Bus Installation Co. Ltd. (the "Manufacturing Company") with Guangzhou Public Automobile Company No. 2 owning the remaining 10%.

      The Manufacturing Company is the owner and operator of a manufacturing facility that the Purchaser intends to utilize to manufacture its hybrid busses. The Purchaser desires to purchase the Seller's Equity and thereby become the sole beneficial owner of Ming Hua EPST and thereby increase its percentage beneficial ownership in the Manufacturing Company. The Seller desires to sell the Seller's Equity to the Purchaser for the consideration described herein.

      Upon acquisition of the Equity, the Purchaser desires that the Equity be registered in the name of Euromax International Investments Limited.(Euromax)

            NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the Purchaser and the Seller hereby agree as follows:

            1. Sale of Equity; Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to purchase the Equity from the Seller, and the Seller agrees to sell the Equity to the Purchaser, for the following consideration (collectively, the "Purchase Price"):

                  (a) Within seven (7) days of executing this Agreement, the Purchaser shall pay to the Seller RMB 1,000,000; and
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                  (b) Within thirty (30) days following the date that the Equity is registered in the name of the Purchaser (or its designee, Euromax), the Purchaser shall pay to the Seller RMB 13,000,000.

            2. Closing.

                  (a) The closing (the "Closing") shall take place on the date of the execution of this Agreement at such time or place as the parties may agree upon.

                  (b) At the Closing, the Seller shall deliver to the Purchaser a certificate or certificates representing the Equity or such other evidence of the transfer of the Equity into the name of the Purchaser (or its designee, Euromax) as may be suitable under applicable law and such other documents as may be necessary to effect the transfer of the Equity to the Purchaser (or its designee, Euromax) free and clear of all liens, claims, charges, security interests, and encumbrances of any kind.

            3. Representations and Warranties of Seller. The Seller represents and warrants that:

                  (a) The Seller owns the Equity, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Seller has sole control over the Equity or sole discretionary authority over any account in which the Equity is held. The Equity constitutes 43% of the issued and outstanding equity of Ming Hua EPST and neither Ming Hua EPST nor the Seller is subject to any agreement, constituent instrument, document, other instrument or other arrangement pursuant to which any third party has the right to acquire or otherwise purchase or take over all or any part of the Equity. Ming Hua EPST is the record and beneficial owner of all of the issued and outstanding equity of each of Good View and Eagle. Good View and Eagle collectively own 90.1% of the issued and outstanding equity of the Manufacturing Company, in each case, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever and neither Ming Hua EPST, nor Good View nor Eagle is subject to any agreement, constituent instrument, document, other instrument or other arrangement pursuant to which any third party has the right to acquire or otherwise purchase or take over all or any part of Ming Hua EPST's equity interest in Good View or Eagle or their respective equity interests in the Manufacturing Company. By virtue of the acquisition of the Equity pursuant hereto, the Purchaser will be able to control and otherwise direct the affairs and business of Ming Hua EPST, Good View, Eagle and the Manufacturing Company.

                  (b) The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).
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            4. Representations and Warranties of the Purchaser. The Purchaser
represents and warrants that the Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on the Purchaser and is enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally).

            5. Survival; Indemnification. (a) The Seller and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing date of the sale of the Equity pursuant to this Agreement. All representations and warranties and other agreements made by the Seller and the Purchaser in this Agreement or pursuant hereto shall survive the Closing.

                  (b) The Seller shall indemnify the Purchaser and its successors and assigns, and its directors, officers, employees, agents, stockholders and counsel (collectively, the "Minghua Indemnitees"), pay on demand and protect, defend, save and hold each Minghua Indemnitee harmless from and against any and all liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees) (any of the foregoing, a "Claim") incurred by or asserted by a third party against any Minghua Indemnitee of whatever kind or nature arising from or occurring as a result of a breach of this Agreement by the Seller or a breach of any representation or warranty made by the Seller in this Agreement. The Purchaser shall promptly notify the Seller of any Claim, upon becoming aware thereof, and permit the Seller at the Seller's sole cost to defend such Claim or suit and shall cooperate in the defense thereof. Neither Purchaser nor any Seller shall enter into, or permit, any settlement of any such suit without the express written consent of the other party. The Purchaser may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of any Seller and will cooperate with the Seller and its insurers in the disposition of any such matter.

            6. Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

            7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

            8. Governing Law. This Agreement shall in all respects be governed by the laws of the People's Republic of China.

            9. Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the Equity and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought. THIS ENGLISH VERSION OF THE AGREEMENT IS THE FINAL AND AUTHORITATIVE VERSION OF THE UNDERSTANDING BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND IT SUPERSEDES ANY OTHER VERSIONS OF SUCH
UNDERSTANDING, INCLUDING, WITHOUT LIMITATION, ANY VERSIONS WRITTEN IN CHINESE.
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            10. Waiver. No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect at any other time.

            11. Assignment. The Purchaser may at any time assign its rights and obligations under this Agreement to persons or entities affiliated with the Purchaser. The Seller shall be required to honor any such assignment only after receiving notice thereof from the Purchaser.

            12. Notices. Any notice, demand or other communication to be given hereunder by either party to the other shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given to the address of such party set forth on the signature page hereto (or to such other address as the party shall have furnished in accordance with the provisions of this Section 12). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

            13. Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

            14. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

            15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SELLER:

                                  KOK, SIN KEUNG

                                           /s/ Sin Keung Kok
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                                  Address:
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                                  PURCHASER:

                                  MINGHUA GROUP INTERNATIONAL
                                           HOLDINGS LIMITED

                                  By:      /s/ Chang-De-Li
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                                           Name:
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                                           Title:
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                                  Address:
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